UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/17/2007

AMERICREDIT CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  001-10667

TX	752291093
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, TX 76102
(Address of principal executive offices, including zip code)

(817)302-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On July 17, 2007, AmeriCredit Financial Services, Inc. ("AmeriCredit"), a wholly owned subsidiary of AmeriCredit Corp., entered into an amendment concerning its $400 million warehouse credit facility with Wachovia Capital Markets, LLC, Variable Funding Capital Company, LLC (successor to Variable Funding Capital Corporation) and Wachovia Bank, National Association. Under this facility, AmeriCredit sells eligible receivables to a special purpose subsidiary, which in turn pledges the receivables as collateral for its borrowings under the facility. On July 17, 2007, the agreement was amended to extend the commitment termination date from July 17, 2007 to July 15, 2008. A copy of the amendment is filed herewith as an exhibit to this Form 8-K.

Affiliates of Wachovia Capital Markets, LLC and Wachovia Bank, National Association have also performed investment banking and advisory services to AmeriCredit from time to time to which they have received customary fees and expenses. Wells Fargo Bank, National Association has performed banking and trustee services to AmeriCredit in connection with additional warehouse credit facilities as well as securitization transactions from time to time for which it has received customary fees and expenses.

Item 9.01.    Financial Statements and Exhibits

(d)         Exhibits

        The following exhibit is filed herewith:

Exhibit No.         Description of Exhibit

99.1                Amendment No. 10, dated July 17, 2007, to the Receivables Funding Agreement, dated January 28, 2005, among AmeriCredit Near Prime Trust, AmeriCredit Financial Services, Inc., Wells Fargo Bank, National Association, AFS Conduit Corp., Variable Funding Capital Company, LLC (successor to Variable Funding Capital Corporation), Wachovia Capital Markets, LLC, and Wachovia Bank, National Association

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT CORP

Date: July 19, 2007	By:	/s/ CHRIS A. CHOATE
CHRIS A. CHOATE
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Amendment No. 10, dated July 17, 2007, to the Receivables Funding Agreement, dated January 28, 2005, among AmeriCredit Near Prime Trust